Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registration Statement on Form N-1A (the “Registration Statement”) of Baird Funds, Inc.

/s/ Grant Thornton LLP

Chicago, Illinois
August 13, 2008